Exhibit 5.1

300 North LaSalle

Chicago, Illinois 60654

(312) 862-2000	Facsimile: (312) 862-2200
www.kirkland.com

December 9, 2010

Express, Inc.

1 Express Drive

Columbus, OH 43230

Ladies and Gentlemen:

We are acting as special counsel to Express, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of shares of its Common Stock, par value $0.01 per share (the “Common Stock”), including shares of Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission (the “Commission”) on November 9, 2010 under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) and a Registration Statement filed pursuant to Rule 462(b) (the “462(b) Registration Statement”). The shares of Common Stock to be sold identified in the 462(b) Registration Statement are referred to herein as the “462(b) Shares.” All of the shares of Common Stock to be registered pursuant to the Registration Statement (the “Secondary Shares”) are being offered by certain selling stockholders.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Certificate of Incorporation of the Company in the form filed as Exhibit 3.1 to the Registration Statement on Form S-1 (Registration No. 333-164906), originally filed with the Commission on February 16, 2010 under the Act (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Prior Registration Statement”); (ii) the Bylaws of the Company in the form filed as Exhibit 3.2 to the Prior Registration Statement; (iii) the form of underwriting agreement filed as Exhibit 1.1 to the Registration Statement; (iv) the resolutions of the Board of Directors of the Company; and (v) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that the 462(b) Shares have been duly authorized, validly issued and fully paid and are non-assessable.

Hong Kong	London	Los Angeles	Munich	New York	Palo Alto	San Francisco	Shanghai	Washington, D.C.

Express, Inc.

December 9, 2010

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the 462(b) Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

This opinion is furnished to you in connection with the filing of the 462(b) Registration Statement.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP